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                                                                      EXHIBIT 11

                         CONVERSE INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (Dollars in thousands, except per share amounts)


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                                                               THREE MONTHS ENDED                SIX MONTHS ENDED
                                                         ------------------------------   -----------------------------
                                                         JUNE 28, 1997    JULY 4, 1998    JUNE 28, 1997    JULY 4, 1998
                                                         -------------   --------------   -------------   --------------
Basic:
-----
           Weighted average number of shares
             outstanding..............................          17,256          17,320           17,244          17,319

           Income (loss) available to stockholders....         $     4         $(1,516)         $12,684         $(2,679)


           Basic earnings (loss) per share............         $  0.00         $ (0.09)         $  0.74         $ (0.15)


Diluted:
--------

           Weighted average  number of common shares
             outstanding..............................          17,256          17,320           17,244          17,319
           Weighted average incremental shares from
             assumed conversion of common stock
             equivalents..............................             595            ----              612            ----
           Weighted average incremental shares from
             assumed conversion of convertible debt
             securities...............................            ----            ----              765            ----
                                                               -------         -------          -------         -------
                                                                17,851          17,320           18,621          17,319

           Income (loss) available to common
              stockholders............................         $     4         $(1,516)         $12,684         $(2,679)
           Add interest (net of taxes) on bonds
              assumed to be converted into common
              stock...................................            ----            ----              363            ----
                                                               -------         -------          -------         -------
                                                               $     4         $(1,516)         $13,047         $(2,679)

            Diluted earnings (loss) per share..........        $  0.00         $ (0.09)         $  0.70         $ (0.15)

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